Proof of August 23, 1996

                                4,200,000 Shares

                       AMERICAN RESIDENTIAL SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                September , 1996
SMITH BARNEY INC.
MONTGOMERY SECURITIES

        As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
        388 Greenwich Street
        New York, New York 10013

Dear Sirs:

        American Residential Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 4,200,000 shares (the "Firm Shares") of its common stock, $0.001 par value per share (the "Common Stock"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 630,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

        The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

        1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission

                                       -1-

(the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (Registration No. 333-6195) [and a registration statement on Form S-1 under the Act filed pursuant to Rule 462(b)], including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means [each] such registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. [If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment.] The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

        2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per Share (the "purchase price per share"), the number of Firm Shares

                                       -2-

set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

        The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 630,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

        3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

        4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on September , 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.
                                       -3-

        Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

        Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request in writing prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

        5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.
                                       -4-

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) an untrue statement of a material fact or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge, three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and copies of all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

                  (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any
                                       -5-

Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a

                                       -6-

reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such domestic and foreign jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to any income taxing authority to which it is not now subject or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or

                                       -7-

fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith upon receipt of appropriate invoices therefor.

                  (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 180 days after the date of the Prospectus (the "180-Day Lock-up Period"), without the prior written consent of Smith Barney Inc., except that the Company may (i) issue on the Closing Date the shares of Common Stock to be issued in connection with the acquisitions to be consummated on the Closing Date, as described in the Registration Statement (the "Acquisitions"), (ii) issue up to 5,000,000 shares of Common Stock ("Acquisition Shares") during the 180-Day Lock-up Period in connection with additional acquisitions so long as the purchaser of such Acquisition Shares agrees to be bound by a lock-up letter in the form previously delivered to you (a "Lockup Letter") pursuant to which such purchaser agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Acquisition Shares at any time before the expiration of the 180-Day Lock-up Period and the certificates evidencing such Acquisition Shares bear a legend to such effect, (iii) issue shares of Common Stock during the 180- Day Lock-up Period pursuant to the exercise of options or warrants granted or issued by the Company prior to the date hereof, pursuant to the convertible note issued by the Company prior to the date hereof and described in the Registration Statement (the "Convertible Note"), and pursuant to the warrant to be issued to NationsBank of Texas, N.A. on the Closing Date, as described in the Registration Statement, and (iv) grant awards
                                       -8-

(which may include awards of restricted stock and stock options) during the 180-Day Lock-up Period pursuant to the American Residential Services, Inc. 1996 Incentive Plan. The Company further agrees for the express benefit of the Underwriters that, during the 180-Day Lock-up Period, it will not, without the prior written consent of Smith Barney Inc., waive any provision of any registration rights agreement, stockholders agreement or any reorganization agreement (as defined herein), in each case relating to any restriction imposed on the subsequent transfer or other disposition of shares of Common Stock and will take reasonable steps to cause its transfer agent to enforce any such provision so as to limit the transfer or other disposition of shares of the Common Stock during the 180-Day Lock-up Period.

                  (n) The Company has furnished or will furnish to you Lock-up Letters signed by each of its current officers and directors and each of its stockholders who holds or will, immediately after the closing of the Acquisitions, hold 5,000 or more shares of Common Stock, restricting such officers, directors and stockholders for the 180-Day Lock-up Period from selling, offering for sale or otherwise transferring or disposing of any shares of Common Stock.

                  (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the New York Stock Exchange prior to or concurrently with the effectiveness of the registration statement.

                  (q) The Company will furnish to you as early as practicable prior to the time of purchase on the Closing Date and the time of purchase on the Option Closing Date, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim financial statements, if any, of the Company which have been read by Arthur Andersen LLP, as stated in their letter to be furnished pursuant to Section 8(f).

        6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                  (c) As of the date of this Agreement, the Company has authorized capital stock consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"); prior to the closing of the transactions contemplated by each of the agreements identified on Schedule II hereto (the "Reorganization Agreements") and the issuance of shares of Common Stock as contemplated thereby and hereby, and prior to giving effect to the partial conversion of the Convertible Note into Common Stock, which is to occur on the Closing Date, the Company has issued and outstanding ____________ shares of Common Stock and no shares of Preferred Stock; upon consummation of the Acquisitions and the issuance of ____________ shares of Common Stock as contemplated by the Reorganization Agreements, upon the issuance of _________ shares of Common Stock in connection with the partial conversion of the Convertible Note, the issuance of ________ shares of Common Stock in exchange for the preferred stock of Enterprises Holding Company and upon the grant of ________ shares of restricted Common Stock to be awarded under the American Residential Services, Inc. 1996 Incentive Plan upon the closing of one of the Acquisitions (which, together with all of the shares described in the previous clause of this sentence, are all the shares of Common Stock to be issued prior to the issuance and sale of the Shares and the Additional Shares), but without giving effect to the issuance of shares of Common Stock pursuant to the terms of this Agreement, the Company will have issued and outstanding ____________ shares of Common Stock and no shares of Preferred Stock. All of such outstanding shares of Common Stock (other than the Shares) have been or, as of the Closing Date, will be duly authorized and validly issued, fully paid and nonassessable, and none will have been issued in violation of any preemptive right or similar right. Except as described in the Prospectus, (a) there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments to issue any shares of, capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, and (b) there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to him or her, or permit him or her to underwrite the sale of, any of the Shares.

                  (d) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                  (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                  (f) Each of the Company's subsidiaries, including each of the Founding Companies as identified in the Registration Statement which will become a subsidiary of the Company upon the Closing Date (collectively, before and upon giving effect to the Acquisitions (unless otherwise specifically qualified herein), the "Subsidiaries") is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries (upon giving effect to the Acquisitions) have been duly authorized and validly issued, are fully paid and nonassessable, and on the closing of the Acquisitions will be owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. Other than with respect to the Subsidiaries (upon giving effect to the Acquisitions), the Company does not have, directly or indirectly, any ownership interest which is material to the Company in consideration of its consolidated assets, in any corporation, partnership, joint venture, association or other business organization.

                  (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company, the execution, delivery or performance of the Reorganization Agreements by the Company or by any Subsidiary, nor the consummation by the Company or any Subsidiary of any of the transactions contemplated hereby or thereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except for such conflicts, breaches, defaults, violations, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (j) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                  (k) The historical financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the separate financial position, results of operations, shareholders' equity (and deficit) and cash flows of each of General Heating Engineering Company, Inc., Atlas Services, Inc., Service Enterprises, Inc., Florida Heating and Air Conditioning, Inc., Dial One Meridian and Hoosier, Inc. and Adcot, Inc., on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Founding Companies, as applicable; the pro forma combined financial statements of the Company and the Founding Companies (including the supplemental pro forma information shown therein), together with the related notes, as set forth in the Registration Statement, present fairly the information shown therein, have been prepared in accordance with the applicable provisions of Article 11 of Regulation S-X promulgated by the Commission with
                                      -14-

respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws. The execution and delivery of, and the performance by the Company and each Subsidiary, as applicable, of its respective obligations under, each Reorganization Agreement have been duly and validly authorized by the Company and such Subsidiary and each Reorganization Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary which is a party to such agreement, and constitutes the legal, valid and binding agreement of the Company and such Subsidiary, as the case may be, except as that enforceability may be subject to the effect of (i) any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally,
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenant of good faith or fair dealing.
                                      -15-

                  (m) Except as disclosed in or contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective Material Adverse Effect.

                  (n) Each of the Company and the Subsidiaries has good and marketable title to all material property (real and personal) described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                  (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (p) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except for any such permits the absence or lapse of which would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its material

                                      -16-

obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (s) The Company and each of the Subsidiaries have conducted their respective businesses in substantial compliance with all applicable Federal, state and local laws and regulations including, without limitation, those applicable to emissions into the environment, waste management and waste disposal (collectively, the "Environmental Laws") and, to the Company's knowledge, under current law, there are no existing circumstances that would prevent, interfere with, or materially increase the cost of compliance with such Environmental Laws in the future, except for any lack of compliance or the existence of any such circumstance as would not have, individually or in the aggregate, a Material Adverse Effect.

                                      -17-

                  (t) Except as set forth in the Registration Statement and the Prospectus, there is no material claim under any Environmental Law, including common law, pending or, threatened against the Company or any of the Subsidiaries ("Environmental Claim") and, to the Company's best knowledge, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that would reasonably be expected to form the basis of any material claim against the Company or any of the Subsidiaries.

                  (u) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for any failures to file or any such defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

                  (v) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or the Reorganization Agreements.

                  (w) The Company and the Subsidiaries own or possess valid and enforceable rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus or the Reorganization Agreements as being owned by them or any of them or material to the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                  (x) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company"
                                      -18-

within the meaning of the Investment Company Act of 1940, as amended.

                  (y) The Company has complied with all provisions of Florida Statutes ss.517.075, relating to issuers doing business with Cuba.

                  (z) The Shares have been approved for listing, upon notice of issuance, on the New York Stock Exchange.

        7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

        (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

        (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

        8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any Subsidiary or any officer or director of the Company or any Subsidiary which makes any statement in the Prospectus an untrue statement of a material fact or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other applicable law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

                          (c)       You shall have received on the Closing Date,
an opinion of Baker & Botts, L.L.P., counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                      (i) The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its
                                      -24-

business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto);

                              (ii)  The authorized capital stock of the Company
is comprised of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. No shares of Preferred Stock have been issued. After giving effect to the issuance of shares of Common Stock pursuant to the conversion of the Convertible Note, the issuance of shares of Common Stock pursuant to the Reorganization Agreements and the grant of Common Stock awards as described in the Prospectus, ____________ shares of Common Stock (the "Presently Outstanding Shares") have been issued and are outstanding;

                             (iii)  All the Presently Outstanding Shares have
been duly authorized and validly issued and are fully paid and nonassessable;

                              (iv)  The Shares have been duly authorized and,
when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not have been issued in violation of the preemptive or other similar rights of any holder of Common Stock existing under the restated certificate of incorporation of the Company, under the corporate law of the State of Delaware or, to the knowledge of such counsel, otherwise;

                               (v)  The form of certificates for the Shares
conforms to the applicable requirements of the Delaware General
Corporation Law;

                     (vi) The Registration Statement and all
post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel after making telephone inquiries to staff members of the Securities and Exchange Commission on the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                             (vii)  The Company has the corporate power and
authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company. The Company has the corporate power and authority to enter into the Reorganization Agreements to which it is a party and to perform its obligations thereunder, and each Reorganization Agreement has been duly authorized, executed and delivered by the Company;

                            (viii)  To the knowledge of such counsel, except as
disclosed in the Prospectus, no default exists in the performance or observance by the Company of any material agreement, lease or other instrument that is filed as an exhibit to the Registration Statement;

                              (ix)  The execution and delivery of this Agreement
by the Company, the consummation by the Company of the transactions contemplated in this Agreement, the Reorganization Agreements and in the Prospectus (including the issuance, delivery and sale of the Shares pursuant to this Agreement) and compliance by the Company with the terms of this Agreement (A) do not and will not result in any violation of the restated certificate of incorporation or by-laws of the Company or (B) do not and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any agreement, indenture, lease or other instrument (a) to which the Company is a party or by which the Company or any of its properties is bound and (b) which has been described in or filed as an exhibit to the Registration Statement, (ii) any existing applicable law, rule or regulation (other than securities or Blue Sky laws of the various states or other jurisdictions, as to which such counsel need express no opinion) or (iii) any judgement, injunction, order or decree known to such counsel of any government, governmental instrumentality or court having jurisdiction over the Company or any of its properties, except, in each case referred to in this clause (B), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect;

                      (x) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state or foreign securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                      (xi) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the auditor's reports, exhibits, schedules and other financial and statistical data included therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Act;

                      (xii) Such counsel does not know of (A) any pending or threatened legal or governmental proceedings that are required to be described in the Prospectus and are not described as required or (B) any agreement, contract, indenture, lease or other instrument of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which has not been described or referred to or filed as required;

                      (xiii) Except as described in or contemplated by the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and such counsel knows of no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares; and

                      (xiv) The Shares, subject to official notice of issuance, have been approved for listing on the New York Stock Exchange.

                      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other accounting, financial and statistical information contained therein or omitted therefrom, and it being understood that such counsel is making no statement herein as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other accounting, financial and statistical information contained therein or omitted therefrom, as to which such counsel need not comment), as of its issue date or the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering their opinion as aforesaid, counsel may limit their opinion to the laws of the State of Texas, the corporate laws of the State of Delaware and applicable federal law.
                                      -28-

                     (d) You shall have received on the Closing Date, an opinion of John D. Held, Esq., Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters (provided that, in lieu of any or all of the following opinions with respect to any single Subsidiary, the Company may cause you to be provided with an opinion of counsel to any such Subsidiary (provided that such counsel is acceptable to you, such opinion is addressed to you, as Representatives of the several Underwriters, and Mr. Held shall state in his opinion that he believes the Underwriters are justified in relying on such opinion), and provided further that any such opinion with respect to any Subsidiary shall, (x) with respect to issues of materiality, speak to materiality as to that Subsidiary alone, and (y) with respect to issues of required disclosure, speak to disclosure required under the applicable Reorganization Agreement as well as in the Prospectus), to the effect that:

                           (i)    The Company is duly registered and qualified
to conduct its business and is in good standing in each jurisdiction or place where the nature of its business or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                 (ii) Each of the Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus; and (after giving effect to the Acquisitions) all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear (except as set forth in the Prospectus)of any perfected security interest or adverse claim;

                           (iii)   The Company and each of the Subsidiaries
has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to
                                      -29-

have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus;

                           (iv)  Such counsel is not aware, after reasonable
inquiry, of (A) any pending or threatened legal or governmental proceedings that are required to be described in the Prospectus and are not described as required or (B) any claim or challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to any patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus or the Reorganization Agreements as being owned by the Company or any such Subsidiary or material to the conduct of their respective businesses;


                  (v) Except as described in or contemplated by the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and such counsel knows of no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of any of the Shares;

                     (vi) Each of the Acquisitions has been consummated pursuant to the terms of the Reorganization Agreement related thereto;

                     (vii) To the knowledge of such counsel, except as disclosed in the Prospectus, no default exists in the performance or observance by the Company of any material obligation, agreement, covenant or condition in any agreement, contract, indenture, lease or other instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement;
                                      -30-

                    (viii) The statements in the Registration
Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and fairly summarize in all material respects the information required to be shown.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent on statements and other representations of officers and other representatives of the Company), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other accounting, financial and statistical information contained therein or omitted therefrom as to which such counsel need not comment, and it being understood that such counsel is making no statement herein as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein or omitted therefrom and (ii) the other accounting, financial and statistical information contained therein or omitted therefrom, as to which such counsel need not comment), as of its issue date or the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering his opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Company as to laws of any jurisdiction other than the United States or the State of Texas, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is addressed and delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) such counsel shall state in his opinion that he believes that he and the Underwriters are justified in relying thereon.

                     (e) You shall have received a copy of the opinions to be delivered by counsel for each of the Founding Companies identified in the Prospectus, dated the Closing Date, substantially in the forms previously delivered to you and with each such opinion specifically to authorize your reliance thereon.

                     (f) You shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (iv), (vi) and
(xi)and a statement to the same effect as is set forth in the second to last paragraph of the foregoing paragraph (c) and such other related matters as you may request.

                     (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen, LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                     (h) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any Material Adverse Effect; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer of the Company (or such other officer as is acceptable to you), to the effect set forth in this Section 8(g) and in
Section 8(h) hereof.

                     (i) The Acquisitions shall have been consummated as of the Closing Date on the terms set forth in the Registration Statement and the Reorganization Agreements, without waiver or modification of any material terms or provisions of the Reorganization Agreements, except as may be approved by you.

                     (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                     (k) The Shares shall have been approved for listing, subject to notice of issuance, on the New York Stock
Exchange.

                     (l) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

               All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.

               Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

               The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d) and (e) shall be revised to reflect the sale of Additional Shares.

               9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in

Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees for any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) the expenses incurred by the Company incident to the negotiation, execution, delivery and performance of the Reorganization Agreements.

               10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

               Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

               11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in
                                      -36-

political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

               12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first (including the table) and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

               13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 5850 San Felipe, Suite 500, Houston, Texas, 77057-8003, Attention:
John D. Held, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

               This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

               14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                                      -37-

               This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                                      -38-

               Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                      Very truly yours,



                                      AMERICAN RESIDENTIAL SERVICES, INC.


                                      By _______________________________
                                           President and Chief
                                               Executive Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.

SMITH BARNEY INC.

MONTGOMERY SECURITIES


As Representatives of the Several Underwriters


By SMITH BARNEY INC.


By ____________________________
       Managing Director
                                      -39-

                                   SCHEDULE I

                       AMERICAN RESIDENTIAL SERVICES, INC.

UNDERWRITER                                          NUMBER OF FIRM SHARES



Smith Barney Inc. ....
Montgomery Securities ....
                                                               ---------
                                                     Total.....4,200,000
                                                               =========
                                      -40-

                                   SCHEDULE II

                            REORGANIZATION AGREEMENTS

                                      -41-